UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Vacancy Appointment
On February 16, 2017, the Board of Directors, by unanimous written consent, elected Eric Goehausen to the Board of Directors of the Company to fill the vacancy resulting from the termination of Robert F. McCullough, Jr., to serve as a Director until such time as his resignation or removal.
Eric M. Goehausen, Age 40, Director
Eric M. Goehausen has been the managing member of New Harbor Merchant Partners, a private family investment office that invests in growth-oriented businesses and special situations since 2003. Mr. Goehausen also currently serves as the Director of Revenue Growth of the Clinical Solutions Team of Anthem, Inc., a Fortune 30 company.

Mr. Goehausen has more than 17 years of corporate advisory, CFO and executive-level financial management responsibilities, having led all facets of financial operations including financial, planning and analysis; accounting; treasury; profit improvement; M&A activity; bank and Board reporting and compliance; restructuring and transformational events for private-equity owned and public companies ranging from $100M to $4B in revenue.

Mr. Goehausen started his career in investment banking with JPMorgan Chase in 1998, where he focused on mergers, acquisitions, leveraged buyouts, and corporate financings.  In 2003, Eric formed New Harbor Merchant Partners, a private investment firm focused on providing strategic capital and advisory services to middle market companies and business leaders. From 2006 through 2011, Mr. Goehausen was with the global professional services firm Alvarez & Marsal where he focused on restructuring, turnaround advisory and interim management of private equity controlled and public companies with revenue ranging from $100 million to $4 billion.  Mr. Goehausen was then Vice President of Corporate Development for a publicly-traded dental products manufacturing company prior to its sale, and subsequently Chief Financial Officer of a private equity controlled education management company.

Mr. Goehausen earned his Master of Business Administration, With Honors, from The University of Chicago Booth School of Business with concentrations in Accounting, Finance and Entrepreneurship, and earned his Bachelor of Science in Business with a major in Finance, Cum Laude, from Miami University in Oxford, OH.  He has completed advanced studies in Corporate Finance and International Securities Markets at the London School of Economics, as well as Financial Markets, Institutions and Money & Banking at Northwestern University, and holds his CIRA certification.

Mr. Goehausen has not, and does not now serve as an officer or director of any other company required to file reports with the SEC.

Mr. Goehausen’s compensation to serve as a Director shall be the same as paid to other members of the Board of Directors of the Company and in accordance with the Company’s compensation plan as adopted by the Board of Directors and to be approved by the shareholders of the Company.
Item 9.01 Financial Statements and Exhibits.

 Exhibit 99.1.  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: February 23, 2017	By:	/s/ David E. Patterson
David E. Patterson
Chief Executive Officer